101 Main St.
P.O. Box 1628
Lafayette, IN 47902
(765) 742-1064

www.LSBANK.com
lsbmail@LSBANK.com

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Randolph F. Williams
President/CEO
(765) 742-1064
Fax: (765) 429-5932

Lafayette, IN –	Wednesday, September 3, 2014

LSB Financial Corp. Announces Shareholder Approval of Merger with Old
National Bancorp and Cash Dividend

LSB Financial Corp., (NASDAQ:LSBI), (the “Company”), the parent company of Lafayette Savings Bank, FSB, announced that at its special meeting of shareholders held today, the shareholders of the Company approved the Agreement and Plan of Merger between the Company and Old National Bancorp (NASDAQ: ONB) pursuant to which the Company will merge with and into Old National Bancorp.  The merger is expected to close on November 1, 2014, subject to the satisfaction of the closing conditions contained in the merger agreement.
As previously announced, under the terms of the Agreement and Plan of Merger with Old National Bancorp, shareholders of LSB Financial will receive 2.269 shares of Old National  common stock and $10.63 in cash (fixed) for each share of LSB Financial common stock.  The exchange ratio is subject to adjustment (calculated prior to closing) in the event stockholders’ equity of LSB Financial is below $40 million.  The Agreement and Plan of Merger also provides that Lafayette Savings Bank will be merged into Old National Bank, Old National Bancorp’s national bank subsidiary.
The Company also announced that it will pay a quarterly dividend of $0.09 per share to shareholders of record as of the close of business on September 15, 2014 with a payment date of September 29, 2014.
The closing price of LSB Financial common stock on September 2, 2014 was $40.67 per share as reported by the Nasdaq Global Market.

About LSB Financial Corp.
LSB Financial Corp. owns the largest bank headquartered in Lafayette, Indiana.  Lafayette Savings Bank owns five banking centers in Tippecanoe County.  It is a community-focused organization with a legacy of service that dates back to 1869.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed merger between Old National Bancorp (“ONB”) and LSB Financial Corp. (“LSB”). Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and LSB’s businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and LSB to execute their respective business plans (including ONB’s pending acquisitions of LSB and United Bancorp, Inc.); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in our Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and neither ONB nor LSB undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.